UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

Free Flow, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-54868	45-3838831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Woodland Crossing Dr.
Suite 155, Herndon, VA 20171
(Address of principal executive offices, including zip code)

(703) 789-3344
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Karen A. Batcher, Esq.
Teeple Hall, LLP
6255 Towne Centre Drive, Suite 500
San Diego, CA 92121
(858) 662 7878
(Name, Address and Telephone Number of Person Authorized to Receive
Notice and Communications on Behalf of the Person(s) Filing Statement)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On May 3, 2016, Paritz & Company, P.A. (“Paritz”) of 15 Warren Street, Suite 25, Hackensack, NJ 07601, resigned as our independent registered public accounting firm.  Except as noted in the paragraph immediately below, the reports of Paritz’s financial statements for the fiscal year ended 2015 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The audited financial statements as of and for the period ended December 30, 2015 contains a note as to the Company's ability to continue as a going concern.  The note indicated that the Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

In connection with the audits of the Company's financial statements for the year ended December 31, 2015, there were no disagreements with the former accountants, Paritz on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

The Company provided Paritz with a copy of the foregoing disclosure and requested Paritz to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein.  Paritz did not respond to the Company's request for a letter stating it agrees or disagrees with the statements pertaining to it in this Item 4.01 of this Form 8-K.

Since the Company did not receive a response from Paritz, the Company has filed this Form 8-K without the letter from the former accountants as an exhibit.  When, and if, such a letter is received, the Company will file it with an amendment to this Form 8-K.

On May 27, 2016 (the "A&C Engagement Date"), the Company engaged Anton & Chia, LLP, of 3501 Jamboree Road, Suite 540, Newport Beach, CA 92660 (“Anton & Chia”) as its independent registered public accounting firm.  The decision to engage Anton & Chia, LLP as the Company's independent registered public accounting firm was approved by the Company's Board of Directors.

During the two most recent fiscal years and through the A&C Engagement Date, the Company, nor any one on its behalf, did not consult Anton & Chia in regard to the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

On December 19, 2016 (“A&C Resignation Date”), Anton & Chia resigned as our independent registered public accounting firm.  Anton & Chia has not provided an audit opinion or report concerning the Company’s financial statements.  There were no disagreements with Anton & Chia on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure for the reporting periods starting on the A&C Engagement Date through June 30, 2016.  However, there were disagreements with Anton & Chia concerning its review of the Company’s financial statements for the period ended September 30, 2016 which had not been resolved to the satisfaction of Anton & Chia as of the date the Company filed its quarterly report on Form 10-Q for the period ended September 30, 2016 with the Securities and Exchange Commission.

As disclosed in the Company’s Form 10-Q for the period ended September 30, 2016 and filed with the Securities and Exchange Commission on November 21, 2016, Anton & Chia did not agree with the Company over the valuation of inventory on hand at its automobile wrecking and dismantling facilities.

Specifically, Anton & Chia were of the opinion that the Company’s management should define cost of each part available for sale which would then constitute the value of inventory on hand.  It was, and continues to be, the Company’s opinion that the method of inventory valuation proposed by Anton & Chia was not only arbitrary, but impractical and impossible to accomplish.  The Company attempted to work with Anton & Chia to resolve this issue, but were unable to come to resolution before the A&C Resignation Date.  The Company has authorized Anton & Chia to respond fully to our successor accountant concerning the subject matter of disagreement.

None of the Company’s financial statements were required to be audited by Anton & Chia, and as such Anton & Chia has not issued any reports or opinions that would have been relied upon by the Company’s successor principal accountant, investors or the general public.

The Company provided Anton & Chia with a copy of the foregoing disclosure and requested Anton & Chia to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein.  Anton & Chia did not respond to the Company's request for a letter stating it agrees or disagrees with the statements pertaining to it in this Item 4.01 of this Form 8-K.

On December 21, 2016, the Company engaged East West Accounts Services, LLC of 11583 SW 253 Street, Princeton, Florida 33032 (“East West”) as its independent registered public accounting firm.  The decision to engage East West as the Company's independent registered public accounting firm was approved by the Company's Board of Directors on the same date.

Our President has discussed generally with East West our disagreements with Anton & Chia concerning methods of valuing our inventory.  East West has not provided the Company with views or opinions, written or otherwise, concerning the method of valuating inventory or Anton & Chia’s position on the matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2016

FREE FLOW, INC.

By:	/s/ Sabir Saleem
Sabir Saleem, President

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